Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 20, 2016 relating to the financial statements and financial highlights, which appears in the November 30, 2015 Annual Report to the Shareholders of Sentinel Balanced Fund, Sentinel Common Stock Fund, Sentinel Government Securities Fund, Sentinel International Equity Fund, Sentinel Low Duration Bond Fund, Sentinel Multi-Asset Income Fund, Sentinel Small Company Fund, Sentinel Sustainable Core Opportunities Fund, Sentinel Total Return Bond Fund and Sentinel Unconstrained Bond Fund, comprising Sentinel Group Funds, Inc. which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Fund Services Arrangements” and “General Information” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 30, 2016